THIS EXECUTIVE EMPLOYMENT AGREEMENT originally dated for reference the 1st day of January, 2003 and restated as of the 19th day of April, 2007.

BETWEEN:

CAPITAL ALLIANCE GROUP INC., having an office at Suite 1200, 777 West Broadway, Vancouver, British Columbia, V5Z 4J7

("CAG")

AND:

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP., having an office at Suite 1200, 777 West Broadway, Vancouver, British Columbia, V5Z 4J7

("CIBT")

AND:

TOBY CHU, of 3780 Kilby Court, Richmond, British Columbia, V6X 3M9

(the **"Executive"**)

AND:

CONCORDIA FINANCIAL MANAGEMENT CORP., having an office at 3780 Kilby Court, Richmond, British Columbia, V6X 3M9

("CONCORDIA")

WHEREAS:

A. the Company is a reporting issuer whose shares are listed for trading on the TSX Venture Exchange (the **"Exchange"**), and CIBT is a subsidiary of CAG;

B. the Executive is currently the president and chief executive officer of CAG and CIBT (sometimes collectively referred to as the **"Company"**) and has been an executive of CAG since May 11, 1994 (the **"Employment Commencement Date"**);

C. CAG and the Executive originally entered into an agreement substantially the same as this Agreement to record the terms and conditions of the Executive's employment with the Company as of the 1st day of January 2003;

D. this Agreement was extended and amended by a restated extension agreement dated as of the 1st day January, 2005, a copy of which is attached as Appendix 1 to this Agreement; and

E. the parties wish to enter into this Agreement in order to clarify certain matters relating to CIBT.

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants hereinafter contained, the parties have agreed as follows:

1. EMPLOYMENT

1.1 The Company and the Executive agree that the Executive's continued employment with the Company will be governed by the terms and conditions of this Agreement.

1.2 The Executive shall well and faithfully serve the Company and use his best efforts to promote the interests of the Company during the term and any renewal of this Agreement. The Executive will provide the Company with the services outlined in Schedule A hereto, subject always to the control and direction of CIBT's board of directors in the case of matters pertaining to CIBT and its subsidiaries, and subject to the control and direction of CAG's board of directors in the case of all other matters.

2. TERM

2.1 The term of this Agreement is as specified in Schedule A hereto.

3. REMUNERATION, ETC.

3.1 The Executive's compensation is as specified in Schedule A hereto.

3.2 The Executive's vacation entitlement is as specified in Schedule A hereto.

3.3 The Executive is entitled to participate in any medical reimbursement, insurance or other employee benefit plan as may be in effect from time to time subject to the participation standards and other terms thereof. The Executive shall not have any cash entitlement with respect to benefits the Executive has chosen not to receive.

3.4 The Company will reimburse the Executive for all reasonable and pre-agreed expenses incurred by the Executive in furtherance of the Company's business. The Executive shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Executive acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

3.5 If the board of directors of CAG or CIBT should determine to insure the life of the Executive, the Executive shall cooperate with the Company and the insurer and do all reasonable things required to permit the placing or continuance of such insurance coverage upon his life.

3.6 All payments to be made by the Company to the Executive and benefits received by the Executive from the Company shall be subject to all applicable statutory deductions including, without limitation, those for taxes, unemployment insurance and pension contributions, and such other deductions as may be agreed upon by the parties for matters such as private insurance, medical and dental plans.

4. CONFIDENTIAL INFORMATION

4.1 The parties acknowledge that the Executive, in the course of providing services to the Company, will have access to confidential information concerning the Company and its affiliates and, therefore, the Executive agrees that he will not, either during the term of this Agreement or thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained.

4.2 Upon the expiry or earlier termination of this Agreement, the Executive will promptly return to the Company all confidential information concerning the Company or its affiliates.

5. DEVOTION OF TIME AND NON-COMPETITION

5.1 During the term and any renewal of this Agreement, the Executive shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder, it being agreed by the parties that not less than 90% of his working hours will be committed to the business of CIBT.

5.2 During the term and any renewal of this Agreement and for a period of 90 days from the expiry thereof or earlier termination of this Agreement, the Executive agrees that he shall not engage in any other business activities or serve as an officer or director in any other company or other entity (a **"Competitor"**) in competition with the Company or its subsidiaries. Furthermore, the Executive shall not, directly or indirectly be interested in or compensated by any Competitor carrying on business within Canada or Asia, and shall not own nor hold any securities or other ownership interest in any such Competitor, provided however that the Executive may own not more than 5% of the issued and outstanding capital stock of a Competitor, the securities of which are listed upon a stock exchange or regularly trade on an over the counter market.

5.3 The Executive is prohibited, during his employment with the Company and for a period of 12 months thereafter, from soliciting for the purpose of any business activity other than on behalf of the Company, any employees, business associates, suppliers, vendors and customers of the Company if the Executive did not have a relationship with such business associate, supplier, vendor or customer that existed before January 1, 2003.

6. TERMINATION OF AGREEMENT

6.1 This Agreement may be terminated by the Company without prior notice if the Executive is convicted of a crime involving fraud or theft.

6.2 This Agreement may be terminated by the Executive upon at least 90 days notice to the Company.

6.3 Subject to termination pursuant to section 6.1, this Agreement may be terminated by the Company upon:

(a) at least six months notice to the Executive; or

(b) the immediate payment, in full, to the Executive of all amounts due or accruing due to the Executive plus the Severance Payment (hereinafter defined).

6.4 In this Agreement, **"Severance Payment"** means an amount determined by multiplying the Executive's total monthly salary by the number of years (including the proportionate part of the year in which the Agreement is terminated pursuant to section 6.3) elapsed since the Employment Commencement Date.

6.5 The party receiving notice of termination of this Agreement may elect, upon written notice to the terminating party, to accelerate the termination date to a date earlier than the one stated in the termination notice.

6.6 Upon the passing of a resolution of the board of directors of CAG or CIBT upon the expiry or earlier termination of this Agreement, the Executive shall be deemed to have resigned from, and agrees to immediately deliver to CIBT or CAG, as the case may be, written resignation of, all directorships and offices which he may hold with CIBT and/or its subsidiaries and affiliates or CAG and/or its subsidiaries and affiliates (except for CIBT), as the case may be.

6.7 If the Executive dies during the term or any renewal of this Agreement, the Company shall pay to the estate of the Executive the compensation which otherwise would be payable to such Executive up to the end of the calendar month in which the Executive's death occurs.

7. **MISCELLANEOUS**

7.1 All monetary references in this Agreement are to Canadian currency.

7.2 The schedules hereto form an integral part of this Agreement. Where any provision in the body of this Agreement conflicts with a provision of any schedule, the provision in the schedule shall apply.

7.3 This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.4 All notices and other communications given under this Agreement shall be in writing and delivered by hand or registered mail (except during a postal disruption) to the party to whom the notice is given at its address specified on the first page of this Agreement, or at such other address as the party may designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

7.5 This Agreement may not be assigned by either party without the prior written consent of the other.

7.6 The provisions of sections 4.1, 4.2 and 5.2 shall survive the expiry or earlier termination of this Agreement.

7.7 This Agreement shall be governed solely by the laws of British Columbia and the federal laws of Canada applicable therein.

7.8 This Agreement represents the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties. This Agreement may not be amended or otherwise modified except by a written document signed by both parties.

7.9 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.10 This Agreement is subject to the Company's receipt of notice from the Exchange advising of their acceptance of the filing of this Agreement.

7.11 This Agreement may be signed in counterparts and delivered electronically or by fax, each of which so signed shall be deemed to be an original and both of which together shall constitute one instrument.

7.12 **The Executive and Concordia acknowledge that Maitland & Company represents the Company only and that Maitland & Company has not provided them with any advice in respect of this matter. The Executive and Concordia further acknowledge that the Company and Maitland & Company have recommended that the Executive obtain qualified independent legal advice prior to executing this Agreement.**

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

CAPITAL ALLIANCE GROUP INC.
by its authorized signatory:

____
NAME: G D RICHARDSON
TITLE: DIRECTOR

SIGNED, SEALED AND DELIVERED BY TOBY CHU IN THE PRESENCE OF:	)	
______________________ SIGNATURE OF WITNESS	)	______________________ **Toby Chu**
______________________ PRINT NAME	)	

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.
by its authorized signatory:

____
NAME: ______________________
TITLE: ______________________

CONCORDIA FINANCIAL MANAGEMENT CORP.
by its authorized signatory:

____
NAME: ______________________
TITLE: ______________________

7.11 This Agreement may be signed in counterparts and delivered electronically or by fax, each of which so signed shall be deemed to be an original and both of which together shall constitute one instrument.

7.12 **The Executive and Concordia acknowledge that Maitland & Company represents the Company only and that Maitland & Company has not provided them with any advice in respect of this matter. The Executive and Concordia further acknowledge that the Company and Maitland & Company have recommended that the Executive obtain qualified independent legal advice prior to executing this Agreement.**

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

CAPITAL ALLIANCE GROUP INC.
by its authorized signatory:

____
NAME: ______________________________
TITLE: ______________________________

SIGNED, SEALED AND DELIVERED BY TOBY CHU IN THE PRESENCE OF:

____
SIGNATURE OF WITNESS

JOYCE SALAZAR
PRINT NAME

____
Toby Chu

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.
by its authorized signatory:

x David Hsu
NAME: DAVID HSU.
TITLE: director

CONCORDIA FINANCIAL MANAGEMENT CORP.
by its authorized signatory:

____
NAME: Toby Chu
TITLE: President

EXTENSION AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2005.

BETWEEN:

CAPITAL ALLIANCE GROUP INC., having an office at Suite 1200, 777 West Broadway, Vancouver, BC V5Z 4J7

(the "**Company**")

AND:

TOBY CHU, of 3780 Kilby Court, Richmond, BC V6X 3M9

(the "**Executive**")

WHEREAS the parties wish to enter into an agreement to extend the terms of agreement made between them as of January 1, 2003 (the "**Executive Employment Agreement**");

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants hereinafter contained, the parties agree each with the other as follows:

1. The content of section 1 of the Executive Employment Agreement is deleted and replaced with the following:

   > "The term of this Agreement shall continue until terminated in accordance with this Agreement. The parties agree that at the request of either of them, the financial terms of the Executive Employment Agreement will be reviewed not more than once every two years from the date of this Agreement."

2. Except as modified herein, all other provisions of the Agreement shall remain in full force and effect.

3. This Agreement may be signed by the parties in counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to bear the date as set forth above. This Agreement may be delivered by fax.

IN WITNESS WHEREOF the parties are deemed to have executed this Agreement as of the date first above written, notwithstanding its actual date of execution.

CAPITAL ALLIANCE GROUP INC.
By its authorized signatory:

NAME: Tim Eastcott
TITLE: CFO

TOBY CHU

Schedule A

1. The term of this Agreement shall continue until terminated in accordance with this Agreement. The parties agree that at the request of either the Executive or CAG (as the case may be), the financial terms of this Agreement will be reviewed not more than once every two years from the date of this Agreement.

2. In consideration of the Executive's services under the Agreement, the Company shall pay to Concordia on behalf of the Executive the sum of $15,000 per calendar month, payable in arrears in two equal instalments on the business day immediately preceding the 15th and final days of each calendar month. However, in order to assist the Company in the management of its cash flow, the Executive agrees that, to the extent to which his personal circumstances from time to time permit, the sum of $8,000 per calendar month will be paid to Concordia on behalf of the Executive as aforesaid with the remaining $7,000 per calendar month to be accrued and promptly paid upon the Executive's request. If the Start Date is a day other than the first business day of a calendar month, the Executive's remuneration for that month shall be pro-rated.

3. During the first year of this Agreement, the Executive shall be entitled to seven weeks of vacation, with the Executive's vacation entitlement increasing by one week every two years thereafter to a maximum of ten weeks. Vacation is to be taken at times acceptable to both parties. Vacation entitlement not used in a year may be satisfied by cash payment to the Executive based upon the Executive's then current salary or, at the Executive's option, accrued and carried forward for a maximum of two years. Accrued vacation entitlement which remains unused after having been carried forward for the maximum period shall be satisfied by cash payment to the Executive based upon the Executive's at the rate when it was earned.

4. The Executive will carry out the following duties for the Company:

(a) ensuring adequate capital from equity and/or debt financings for the operations of CAG and CIBT or, if not available, promptly notifying the appropriate board of directors accordingly;

(b) managing employees in the implementation of corporate strategies, policies, procedures, financial forecasts and monitoring systems to promote the efficient use of the respective financial resources of CAG and CIBT;

(c) developing and implementing the internal policies, procedures, rules and regulations for CAG and CIBT;

(d) evaluating new business opportunities;

(e) executing plans and strategies approved by the applicable board of directors;

(f) managing the daily affairs of the Company including, without limitation, the hiring and release of senior management personnel;

(g) reporting to the applicable board of directors in the manner and frequency as may be determined by such board;

(h) such other duties as are typically required of a president and chief executive officer of company of the size, business and stage of development of CAG or CIBT, as the case may be; and

(i) such other duties as the applicable board of directors may reasonably assign.